Exhibit 99.1

ACADIA REALTY TRUST REPORTS FIRST QUARTER 2018 OPERATING RESULTS

RYE, NY (May 1, 2018) - Acadia Realty Trust (NYSE:AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended March 31, 2018. All per share amounts are on a fully-diluted basis.

Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), which owns and operates assets in the nation’s most dynamic urban and street-retail corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to net income, funds from operations ("FFO") and net operating income ("NOI").

Highlights

•	Earnings: Generated earnings per share of $0.09 for the first quarter; FFO per share was $0.33 for the first quarter

•	Core Portfolio Operating Results: Solid Core operating fundamentals

◦	To date, achieved 60% of our 2018 leasing goals based on NOI, representing approximately $5 million of annualized NOI

◦	Rent growth of 15.3% on new and renewal leases for the quarter on a cash basis

◦	Reported 95.3% leased occupancy as of March 31, 2018

◦
As projected, same-property net operating income decreased 1.0% for the first quarter (excluding redevelopment), driven by the previously-reported recapture of occupancy during 2017 which impacted period-over-period comparability

•	Core Structured Finance Investments: As projected, the Company received repayment of a $26 million Core note receivable in the first quarter of 2018

•	Fund Transactional Activity: Fund V acquired a high-yield investment during the first quarter for $45 million; Fund IV completed $8 million of dispositions during the first quarter

•
Balance Sheet: As a result of successful capital recycling efforts, the Company repurchased $32 million through March 31, 2018, pursuant to its new share repurchase program on a leverage-neutral basis; As previously reported, the Company extended the maturity of its corporate unsecured facility resulting in reduced borrowing costs and improved flexibility

•
Guidance: Following its strong leasing efforts and its portfolio performance to date, the Company reaffirms its 2018 guidance of FFO per share of $1.33 to $1.45 and same-property net operating income growth of 1-3%, including 2-7% growth in the second half of the year

“Our first-quarter operating results were consistent with our expectations but, more importantly, we continued to make significant progress on both our immediate leasing goals and our long-term growth plans,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “At the beginning of this year, we laid out important leasing goals for our high-quality core portfolio; this leasing, together with two key redevelopments, should drive strong, organic NOI growth over the next several years. In the fund platform, we continue to selectively acquire durable high-yield properties while we watch the disruption in our industry translate into other actionable opportunities. Especially during times like these, it feels good to have significant dry powder, both on balance sheet and in our fund platform, to execute on interesting investment opportunities as they arise.”

FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of net income to FFO is included in the financial tables of this release.

Net Income

Net income attributable to common shareholders for the quarter ended March 31, 2018 was $7 million, or $0.09 per share. Net income attributable to common shareholders for the quarter ended March 31, 2017 was $16 million, or $0.18 per share. The decrease in net income for the quarter was attributable to gains on dispositions of unconsolidated properties in 2017 as well as a reduction in the current quarter in interest income following the monetization of structured finance investments and the impact of the previously discussed recapture of occupancy.

FFO

Consistent with our expectations, FFO for the quarter ended March 31, 2018 was $29 million, or $0.33 per share compared to $35 million, or $0.40 per share for the quarter ended March 31, 2017. The decrease in FFO for the quarter was primarily due to a reduction in interest income in the current quarter following the monetization of structured finance investments and the previously discussed recapture of occupancy.

CORE PORTFOLIO

Core Operating Results

The Company's 2018 leasing goal is to execute leases comprising approximately $8 million of NOI on a run rate basis. To date, the Company has executed leases comprising approximately $5 million of annualized NOI at its key street and urban locations on Madison Avenue (New York), Armitage Avenue (Lincoln Park, Chicago), M Street (Georgetown, Washington DC) and Greenwich Avenue (Greenwich, CT). As such, the Company has achieved 60% of its leasing goals at rents in line with its expectations.

As projected, the Company reported a decrease in same-property net operating income of 1.0% for the first quarter (excluding redevelopment) driven by the previously-reported recapture of occupancy during 2017, which impacted period-over-period comparability.

The Core Portfolio was 94.4% occupied and 95.3% leased as of March 31, 2018, compared to 93.9% occupied and 95.3% leased as of December 31, 2017. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties.

During the first quarter, the Company generated a 23.3% increase in average rents on a GAAP basis, and a 15.3% increase on a cash basis, on 9 new and renewal leases aggregating 66,000 square feet.

Redevelopment Update

City Center, San Francisco, CA. The Company has commenced construction on the 40,000-square foot expansion of City Center, its Target-anchored urban shopping center located in San Francisco. The expansion space is approximately 80% pre-leased, with anticipated tenant delivery and rent commencement in 2019.

Clark and Diversey, Lincoln Park, Chicago, IL. Construction is currently underway on the Company's 30,000-square foot development located at the corner of Clark Street and Diversey Parkway in Lincoln Park, Chicago. The Company anticipates construction completion and delivery of approximately 75% of the total leasable space to T.J. Maxx and Blue Mercury in the second half of 2018.

FUND PLATFORM

Fund Acquisitions

The Company completed a $45 million Fund V acquisition during first quarter 2018 as follows:

Trussville Promenade, Trussville, AL (Fund V). As previously reported, in February 2018, Fund V acquired a 464,000-square foot shopping center, located in Trussville, AL (Birmingham MSA), for $45 million. The property is 95% leased and its anchors include Walmart, Marshalls, and Ross Dress for Less. This investment is consistent with the Fund platform’s high-yield opportunistic strategy.

Fund Dispositions

The Company completed $34 million of Fund dispositions during 2018 as follows:

108-110 W Broughton St, Savannah, GA (Fund IV). As previously reported, in January 2018, Fund IV completed the sale of another two properties in its Broughton St Collection in Savannah, GA for $8 million. The mixed use properties total 11,000 square feet and are 100% occupied; Bluemercury and Tommy Bahama are the key retail tenants. To date, Fund IV has sold seven of 23 properties in its Broughton St Collection, aggregating 31,000 square feet of approximately 200,000 square feet of retail, residential, and office space.

Sherman Plaza, New York, NY (Fund II). Subsequent to the first quarter, Fund II completed the sale of Sherman Plaza, located in upper Manhattan, to a residential developer for $26 million. Following this sale, Fund II’s sole real estate investment is City Point.

BALANCE SHEET

The Company has maintained its solid, low-leveraged balance sheet by reducing its Core pro rata debt by $19 million during the most recent quarter. As of March 31, 2018, the Company’s net debt to EBITDA ratio for the Core Portfolio was 4.9x.

During the first quarter 2018, the Company completed a $500 million Senior Unsecured Credit Facility comprised of a $150 million revolving credit facility and a $350 million term loan. The new facility extended the maturity dates of its prior facilities, and provided a reduction in all-in pricing and improvements to market terms and conditions.

Through April 30, 2018, the Company has repurchased $54 million, or 2.2 million shares, pursuant to its new share repurchase program on a leverage-neutral basis, of which $32 million was acquired as of March 31, 2018.

2018 GUIDANCE

The Company reaffirms that its 2018 annual earnings per share will range from $0.37 to $0.48 and 2018 FFO per share will range from $1.33 to $1.45.

The Company’s 2018 operating assumptions are reaffirmed as follows:

•	2018 annual growth of 1% to 3% in same-property NOI (excluding redevelopments):

◦	first half of 2018: (2%) to 0%

◦	second half of 2018: 2% to 7%

•	The variability and range of estimates is primarily dependent upon the rent commencement dates of certain executed key leases

CONFERENCE CALL

Management will conduct a conference call on Wednesday, May 2, 2018 at 12:00 PM ET to review the Company’s earnings and operating results. Dial-in and webcast information is listed below.

Live Conference Call:
Date:            Wednesday, May 2, 2018
Time:            12:00 PM ET
Dial#:            844-309-6711
Passcode:        “Acadia Realty” or “6882817”
Webcast (Listen-only):    www.acadiarealty.com under Investors, Presentations & Events

Phone Replay:
Dial#:            855-859-2056
Passcode:        “6882817”
Available Through:    Wednesday, May 9, 2018

Webcast Replay:    www.acadiarealty.com under Investors, Presentations & Events

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual - Core and Fund - operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic urban and street-retail corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential investment opportunities. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the SEC on February 27, 2018 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) political and economic uncertainty; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) real estate and the geographic concentration of the Company’s properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a REIT; (xi) uninsured losses; (xii) information technology security threats and (xiii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Operations (a)
(dollars and Common Shares in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenues
Rental income	$50,779	$48,585
Expense reimbursements	11,208	12,316
Other	1,137	1,098
Total revenues	63,124	61,999
Operating expenses
Depreciation and amortization	28,576	24,536
General and administrative	8,470	8,469
Real estate taxes	8,959	10,606
Property operating	10,338	8,197
Other operating	80	294
Total operating expenses	56,423	52,102

Operating income	6,701	9,897

Equity in earnings and gains of unconsolidated affiliates inclusive of gains on disposition of properties of $0 and $11,846 respectively	1,684	12,703
Interest income	3,737	8,984
Interest expense	(15,890)	(11,488)
(Loss) income from continuing operations before income taxes	(3,768)	20,096
Income tax provision	(392)	(125)
Net (loss) income	(4,160)	19,971
Net loss (income) attributable to noncontrolling interests	11,579	(4,340)
Net income attributable to Acadia	$7,419	$15,631

Less: net income attributable to participating securities	(44)	(162)
Net income attributable to Common Shareholders - basic	$7,375	$15,469

Weighted average shares for diluted earnings per share	83,438	83,645

Net Earnings per share - basic and diluted (b)	$0.09	$0.18

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income to Funds From Operations (a, c)
(dollars and Common Shares and Units in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017

Net income attributable to Acadia	$7,419	$15,631

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	21,085	21,533

Gain on sale (net of noncontrolling interests’ share)	—	(2,742)
Income attributable to Common OP Unit holders	477	923
Distributions - Preferred OP Units	135	139
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$29,116	$35,484

Funds From Operations per Share - Diluted
Weighted average number of Common Shares and Common OP Units (d)	89,067	89,024
Diluted Funds from operations, per Common Share and Common OP Unit	$0.33	$0.40

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (a)
(dollars in thousands)

	Three Months Ended March 31,
	2018	2017

Consolidated operating income	$6,701	$9,897
Add back:
General and administrative	8,470	8,469
Depreciation and amortization	28,576	24,536
Less:
Above/below market rent, straight-line rent and other adjustments	(5,527)	(5,987)
Consolidated NOI	38,220	36,915

Noncontrolling interest in consolidated NOI	(8,627)	(6,539)
Less: Operating Partnership's interest in Fund NOI included above	(2,157)	(1,947)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (e)	5,648	4,707
NOI - Core Portfolio	$33,084	$33,136

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)
(dollars in thousands)

	As of
	March 31, 2018	December 31, 2017
ASSETS
Investments in real estate, at cost
Land	$667,847	$658,835
Buildings and improvements	2,581,553	2,538,338
Construction in progress	21,060	18,642
Properties under capital lease	76,965	76,965
	3,347,425	3,292,780
Less: accumulated depreciation	(359,048)	(339,862)
Operating real estate, net	2,988,377	2,952,918
Real estate under development	182,380	173,702
Net investments in real estate	3,170,757	3,126,620
Notes receivable, net	108,959	153,829
Investments in and advances to unconsolidated affiliates	311,540	302,070
Other assets, net	216,514	214,959
Cash and cash equivalents	39,344	74,823
Rents receivable, net	53,983	51,738
Restricted cash	12,517	10,846
Assets of properties held for sale	25,362	25,362
Total assets	$3,938,976	$3,960,247

LIABILITIES
Mortgage and other notes payable, net	$911,527	$909,174
Unsecured notes payable, net	529,756	473,735
Unsecured line of credit	14,000	41,500
Accounts payable and other liabilities	209,090	210,052
Capital lease obligation	70,732	70,611
Dividends and distributions payable	23,978	24,244
Distributions in excess of income from, and investments in, unconsolidated affiliates	15,226	15,292
Total liabilities	1,774,309	1,744,608
Commitments and contingencies
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value, authorized 200,000,000 shares, issued and outstanding 82,450,745 and 83,708,140 shares, respectively	82	84
Additional paid-in capital	1,564,067	1,596,514
Accumulated other comprehensive income	7,376	2,614
Distributions in excess of accumulated earnings	(46,856)	(32,013)
Total Acadia shareholders’ equity	1,524,669	1,567,199
Noncontrolling interests	639,998	648,440
Total equity	2,164,667	2,215,639
Total liabilities and equity	$3,938,976	$3,960,247

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(a)
For additional information and analysis concerning the Company’s results of operations, reference is made to the Company’s Quarterly Supplemental Disclosure furnished on Form 8-K to the SEC and included on the Company’s website at www.acadiarealty.com.

(b)
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

(c)
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property, depreciation and amortization, and impairment of depreciable real estate. In addition, NOI excludes interest expense. The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, impairment of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures.

(d)
In addition to the weighted-average Common Shares outstanding, basic and diluted FFO also assume full conversion of a weighted-average 4,966 thousand and 4,756 thousand OP Units into Common Shares for the quarters ended March 31, 2018 and 2017, respectively. Diluted FFO also includes: (i) the assumed conversion of Preferred OP Units into 499 thousand and 496 thousand Common Shares for the quarters ended March 31, 2018 and 2017, respectively; and (ii) the effect of 168 thousand and 137 thousand employee share options, restricted share units and LTIP units for the quarters ended March 31, 2018 and 2017, respectively.

(e)
The Pro-rata portion share of NOI is based upon our stated ownership percentages in each operating agreement. Does not include the Operating Partnership's share of NOI from unconsolidated joint ventures within the Funds.